Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces First Quarter 2016 Results

MELVILLE, N.Y., April 27, 2016 — FalconStor Software®, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its first quarter ended March 31, 2016.

"As ongoing industry trends continue to dramatically change the storage landscape, we experienced legacy product sales which were softer than desired; however, our new business initiatives grew by over 38%. Companies continue to evaluate their long-term strategies in regards to which technological approach best suits their business needs,” said Gary Quinn, President, and CEO of FalconStor. "That said, interest in FreeStor’s innovative SDS capabilities are increasingly gaining momentum globally, and we are confident in the depth and breadth of the platform. In the first quarter alone, we have seen tremendous uptake among MSPs and significant enterprise customer bookings compared to prior periods. We are excited about the success our customers have had internally and externally using FreeStor® to transform their businesses to meet new data-driven challenges and expect that it will be a highly sought-after solution by those who can no longer afford to sit on the sidelines when it comes to managing their storage needs."

Business Highlights:

•	FreeStor MSP business increased 282% in Q1 2016 compared with FY 2015 MSP bookings results.

•	During Q1 2016 FreeStor achieved 49% of its total Enterprise customer subscription bookings for all of FY 2015.

•
The Company added an additional 33 new customers or conversion customers from the install base utilizing the FreeStor technology with traditional perpetual licenses, a 22% increase in Q1 2016 compare with FY 2015 customer counts with similar licensing.

•	The Company achieved 38% of its FY 2015 total FreeStor bookings number in Q1 2016.

•
The two China-based private-labeled OEM partners reached their annual commitments and look to continue to sell the FreeStor technology for another year. The third China-based private-labeled OEM partner is expected to reach its annual commitment during Q2 2016.

•	During FY 2015 and Q1 2016 the FreeStor product has won six Product of the Year awards throughout the globe and the Company has been runner-up "Company of the Year" two times.

•
During the quarter, the Company introduced Intelligent Predictive Analytics to its FreeStor platform that uniquely offers insight across heterogeneous storage environments. This enhancement empowers users with the ability to take action, both proactively and reactively as needed, to better manage and monitor business-critical data end to end. FreeStor’s new Intelligent Predictive Analytics provides real-time and historical analytics across disparate storage systems to better manage capacity, performance, and availability. By combining Intelligent Abstraction with Predictive Analytics, users are now able to take intelligent action based on real-time information to optimize and maintain their storage environment from a single pane of glass, regardless of storage vendor or location.

"Enterprise transformation requires a new paradigm moving to the modern data center utilizing flash, scale-out, software-defined and cloud-enabled technologies," said Henry Baltazar, Research Director for the Storage channel at 451 Research. "With its comprehensive approach to manage data across the entire storage infrastructure, FalconStor is well positioned in the blossoming SDS market. FreeStor addresses challenges for those organizations looking to gain better control and insight into their disparate storage environments."

Financial Highlights:

•
Total revenue for the first quarter of 2016 was $7.4 million compared with $9.4 million in the fourth quarter of 2015 and compared with $8.7 million in the first quarter of 2015, which excludes $11.3 million of revenue recognized from a joint-development agreement.

•	Total bookings for the first quarter of 2016 were $7.4 million compared with $10.0 million in the fourth quarter of 2015, and compared with $11.7 million in the first quarter of 2015.

•	In the first quarter of 2016 approximately 88% of our total bookings were ratable as compared with 90% in the first quarter of 2015.

•	In both the first quarter of 2016 and 2015 approximately 72% of our total product bookings were ratable.

•	Our deferred revenue balance as of March 31, 2016 was flat compared with December 31, 2015 and decreased 3% compared with March 31, 2015.

•	The Company closed the quarter with $11.4 million of cash, cash equivalents and marketable securities, compared with $13.4 million at December 31, 2015.

•
Non-GAAP expenses remained flat compared with the fourth quarter of 2015 and decreased 18% when compared with the first quarter of 2015. Non-GAAP expenses totaled $10.6 million in the first quarter of 2016, compared with non-GAAP expenses of $10.7 million in the fourth quarter of 2015 and non-GAAP expenses of $13.0 million in the first quarter of 2015.

•
Non-GAAP gross margins were 73% in the first quarter of 2016, compared with non-GAAP gross margins of 77% in the fourth quarter of 2015 and 72% in the first quarter of 2015, after excluding $11.3 million of revenue recognized from a joint development agreement.

Financials

Total revenue for the three months ended March 31, 2016 was $7.4 million compared with $19.9 million in the same period a year ago. Included in total revenue for the first quarter of 2015 was $11.3 million of revenue from a joint-development agreement. GAAP loss from operations for the three months ended March 31, 2016 was $4.3 million, compared with income from operations of $6.4 million in the same period a year ago. Included in our operating results for the three months ended March 31, 2016 and 2015 were; (i) $1.0 million and $0.4 million of share-based compensation expense, respectively; and (ii) $0.1 million of restructuring costs in both periods. GAAP net loss for the three months ended March 31, 2016 was $4.3 million compared with net income of $5.3 million for the same period a year ago. Included in our net loss for the three months ended March 31, 2016 and 2015 was an income tax provision of $0.1 million and $0.6 million, respectively. GAAP net loss attributable to common stockholders for the three months ended March 31, 2016, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $4.7 million, or $0.11 per diluted share, compared with income of $4.9 million, or $0.10 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $3.2 million for the three months ended March 31, 2016, compared with income of $6.9 million for the same period a year ago. Non-GAAP net loss was $3.2 million, or $0.08 per diluted share, for the three months ended March 31, 2016, compared with income of $5.8 million, or $0.11 per diluted share, for the three months ended March 31, 2015. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

The Company closed the quarter with $11.4 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the three months ended March 31, 2016 was $2.0 million compared with cash flow used in operations of $0.3 million during the same period in 2015. Deferred revenue at both March 31, 2016 and December 31, 2015 was $25.7 million

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, April 27, 2016 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-208-1361
International: +1-913-312-0382
Conference ID: 7214493

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.
https://falconstor.webex.com/falconstor/j.php?RGID=r1b7ff88c535d96b87b101bd0d496bd91
Meeting: FalconStor Q1 2016 Earnings
Meeting password: Q1numbers16
Meeting Number: 796 312 897

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning April 27, 2016 at 7:30 p.m. EDT through 7:30 p.m. EDT on May 4th. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 7214493.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software®, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,332,909	$6,013,382
Marketable securities	3,090,791	7,420,042
Accounts receivable, net	5,201,908	6,635,262
Prepaid expenses and other current assets	1,509,641	1,742,668
Inventory	30,029	70,534
Deferred tax assets, net	213,140	205,816
Total current assets	18,378,418	22,087,704
Property and equipment, net	1,456,242	1,565,932
Deferred tax assets, net	117,067	110,060
Software development costs, net	866,323	1,116,816
Other assets, net	1,030,568	1,139,377
Goodwill	4,150,339	4,150,339
Other intangible assets, net	235,339	256,137
Total assets	$26,234,296	$30,426,365
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,104,108	$1,005,944
Accrued expenses	5,790,053	6,783,514
Deferred tax liabilities, net	89,491	89,343
Deferred revenue, net	16,747,873	16,553,519
Total current liabilities	23,731,525	24,432,320
Other long-term liabilities	895,208	735,089
Deferred tax liabilities, net	34,054	27,069
Deferred revenue, net	8,993,916	9,122,289
Total liabilities	33,654,703	34,316,767
Commitments and contingencies
Series A redeemable convertible preferred stock	7,982,223	7,818,554
Total stockholders' deficit	(15,402,630)	(11,708,956)
Total liabilities and stockholders' deficit	$26,234,296	$30,426,365

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Product revenue	$2,280,858	$13,970,367
Support and services revenue	5,151,473	5,969,509
Total revenue	7,432,331	19,939,876
Cost of revenue:
Product	244,273	390,224
Support and service	1,762,220	2,020,018
Total cost of revenue	2,006,493	2,410,242
Gross profit	$5,425,838	$17,529,634
Operating expenses:
Research and development costs	3,656,777	3,205,867
Selling and marketing	4,268,800	5,305,362
General and administrative	1,705,925	2,492,941
Investigation, litigation, and settlement related costs	—	17,028
Restructuring costs	83,984	134,476
Total operating expenses	9,715,486	11,155,674
Operating (loss) income	(4,289,648)	6,373,960
Interest and other income (loss), net	118,183	(464,076)
(Loss) income before income taxes	(4,171,465)	5,909,884
Provision for income taxes	125,147	647,505
Net (loss) income	$(4,296,612)	$5,262,379
Less: Accrual of Series A redeemable convertible preferred stock dividends	192,608	190,786
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	163,669	137,417
Net (loss) income attributable to common stockholders	$(4,652,889)	$4,934,176
Basic net (loss) income per share attributable to common stockholders	$(0.11)	$0.12
Diluted net (loss) income per share attributable to common stockholders	$(0.11)	$0.10
Weighted average basic shares outstanding	41,882,232	40,935,380
Weighted average diluted shares outstanding	41,882,232	51,264,247

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2016	2015
GAAP (loss) income from operations	$(4,289,648)	$6,373,960
Non-cash stock option expense (1)	990,610	374,806
Legal related costs (3)	—	17,028
Restructuring costs (4)	83,984	134,476
Non-GAAP (loss) income from operations	$(3,215,054)	$6,900,270

GAAP net (loss) income attributable to common stockholders	$(4,652,889)	$4,934,176
Non-cash stock option expense, net of income taxes (2)	990,610	374,806
Legal related costs (3)	—	17,028
Restructuring costs (4)	83,984	134,476
Effects of Series A redeemable convertible preferred stock (5)	356,277	328,203
Non-GAAP net (loss) income	$(3,222,018)	$5,788,689

GAAP gross margin	73%	88%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	73%	88%

GAAP gross margin - Product	89%	97%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	89%	97%

GAAP gross margin - Support and Service	66%	66%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Support and Service	66%	66%

GAAP operating margin	(58%)	32%
Non-cash stock option expense (1)	13%	2%
Legal related costs (3)	0%	0%
Restructuring costs (4)	1%	1%
Non-GAAP operating margin	(43%)	35%

GAAP Basic EPS	$(0.11)	$0.12
Non-cash stock option expense, net of income taxes (2)	0.02	0.01
Legal related costs (3)	0.00	0.00
Restructuring costs (4)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01
Non-GAAP Basic EPS	$(0.08)	$0.14

GAAP Diluted EPS	$(0.11)	$0.10
Non-cash stock option expense, net of income taxes (2)	0.02	0.01
Legal related costs (3)	0.00	0.00
Restructuring costs (4)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01
Non-GAAP Diluted EPS	$(0.08)	$0.11

Weighted average basic shares outstanding (GAAP and as adjusted)	41,882,232	40,935,380
Weighted average diluted shares outstanding (GAAP and as adjusted)	41,882,232	51,264,247

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenue - Product	$—	$—
Cost of revenue - Support and Service	24,771	18,810
Research and development costs	746,162	73,020
Selling and marketing	67,730	88,070
General and administrative	151,947	194,906
Total non-cash stock based compensation expense	$990,610	$374,806

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2016 and 2015, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the three months ended March 31, 2016 was $0.7 million related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.